Exhibit 1A-6.3

2124 NE 57th Ave, Portland, OR 97213 PUBLIC RELATIONS AGREEMENT This agreement is made and entered into as of November 15, 2021 ("Effective Date"), by and between A&O PR (“A&O PR”) and Hygienic Dress League (“Client”). In consideration of the mutual covenants and representations contained in this Agreement, the two parties hereby agree as follows. 1. Scope of Work and Timeline The Coys are presently seeking a reputable fine arts PR firm to aid in the promotion of their forthcoming SEC filing, NFT launch and shareholder announcements. The desired firm will possess an understanding of the contemporary art framework that roots this next phase in HDL’s practice, while aligning with external teams including general counsel (legal) and finance PR professionals. Timeline will begin on Effective Date and extend through May 15, 2022 with option to extend. 2. PR Deliverables A&O PR recommends the following services and deliverables for this scope: + Goal-setting to determine desired outcomes, some of which may include target publications, audience reach, shaping perception, growing awareness, spokesperson development and shaping of key messaging + 6-month strategy that outlines the timing for the campaign, angles that will be developed over the course of the campaign, key messages, target writers and target publications for outreach + Messaging development to hone language used to describe HDL, the SEC filing, and the forthcoming NFT drop, contextualized within the past IPO + Strategic counsel bringing A&O’s unique expertise as a fine art PR firm well-versed in the NFT space + Media list research and development that is targeted for each announcement based on timing and fit 2124 NE 57th Ave, Portland, OR 97213 + Press targets will include news, business, NFT, arts and culture press including: Artforum Artnet ARTnews Business Insider Departures Detroit Free Press Detroit Metro Times Detroit News Flaunt Forbes Hypebeast Hyperallergic New Yorker NFT Magazine NFTS.tips NFTS.wtf The Art Newspaper Whitehot Magazine Etc. + Pitch writing + Pitching to national short lead (digital outlets, dailies and weeklies) and long lead (print) publications + Pitch strategy that further develops opportunities through exclusives, embargoes, and bespoke opportunities + Press placement in local and regional press across target sectors + Press release distribution via direct pitch, e-blast and newswire where budget allows + Media kit gathering including boiler plates, releases, bios, headshots, press images, backgrounders and fact sheets + Media training for spokespersons, as needed + Talking points development for press junkets, as needed 2124 NE 57th Ave, Portland, OR 97213 + Campaign tracked through a media grid that compiles a spreadsheet of strategy and efforts + Crisis management as needed + Weekly or bi-weekly meetings + Press clipping + Reporting and analytics 3. Timing. A&O PR is responsible for completing all work in a timely manner given the Client provides necessary components, such as press release assets, press images and approvals in accordance with the finalized timeline and according to industry deadlines, whenever possible. 4. Travel and Expenses Upon Client’s prior, written approval, client is responsible for covering airfare, accommodations, transportation and business-related expenses for A&O PR for any reasonable travel as needed to fulfill the obligations as set forth in this contract. 5. Client Obligations. Client agrees to provide A&O PR with high-resolution images, interview subjects, appropriate dates, relevant biographical information, web content, project background material and relevant copy in a timely manner. 6. Compensation and Expenses. a) A&O PR fee for Public Relations services outlined in this contract is $5,000 per month b) Payments will be due and payable on the first of each month beginning December 1, 2021, with final retainer due May 1, 2022 c) Payments can be made via the following methods: Quickbooks online payment Intuit Payment Network via credit/debit card ACH bank transfer or Chase QuickPay (Zelle) Wire transfer to: 2124 NE 57th Ave, Portland, OR 97213 Chase Bank 270 Park Avenue New York, NY 10017 Routing # 325070760 Account # 937865363 SWIFT code is: CHASUS33 Mailed checks: A&O PR Attn: Accounting 2124 NE 57th Ave. Portland, OR 97213 Carrying charges in the amount of 10% per annum shall accrue on any amounts not paid according to the payment schedule set forth herein. A&O PR is required to get prior written approval on all expenses. Such approval may be made by email. Expenses shall be invoiced by A&O PR and shall be due upon receipt. Carrying charges in the amount of 10% shall begin to accrue 45 days from invoice date. 7. Delegation of Duties. A&O PR may delegate any of its duties under this Agreement to any subcontractor as A&O PRs deems necessary, however A&O PR shall remain responsible for any duties so delegated. A&O PR is responsible for the supervision and payment of subcontractors. 8. Best Commercially Reasonable Efforts. A&O PR will make its best commercially reasonable effort to secure visibility in the press. Client agrees that the amount of coverage that results from the publicity campaign designed by A&O PR under this Agreement is not guaranteed. 9. Independent Relationship. The sole relationship between Client and A&O PR shall be that of independent contractors. Nothing herein shall be construed to constitute Client and A&O PR as employers, employees, joint ventures, or agents of each other in any way whatsoever. Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other except as defined in the Agreement or as mutually agreed to under the terms of the Agreement. The employees or agents of one party from payments due hereunder. A&O PR is responsible for paying its Federal, state and local taxes. 10. Termination. 2124 NE 57th Ave, Portland, OR 97213 Either Party may terminate this Agreement with thirty (30) days with written notice. If the Agreement is terminated, A&O PR will retain all payments paid to date for work completed, and shall promptly submit an invoice for final payment of amounts due for services rendered. Upon receipt of final payment, the respective obligations and responsibilities of both parties under this Agreement shall terminate. Changes to Scope of Work after the kick-off may involve additional costs and may push back the delivery date. The Budget Estimate is based on what has been described in the Scope of Work and Public Relations sections. If project requires additional work and labor, a Change Order approved by both parties will be issued accordingly. 11. Confidential Information. Client and A&O PR acknowledge and agree that during A&O PR’s performance of Services, each of them may be exposed to information relating to the other that is not generally known by third parties, including without limitation information regarding such other party’s business, finances, customers, employees, technology, operations, products, and plans, whether or not designated by such other party as being proprietary or confidential (collectively, “Confidential Information”). Each of Client and A&O PR shall use the other’s Confidential Information solely as may be strictly necessary to further such party’s performance of its obligations under this Agreement and for no other purposes whatsoever. Each of Client and A&O PR shall, to the very best of such party’s ability, strictly maintain the confidentiality and proprietary nature of the other party’s Confidential Information using the highest possible degree of care, and shall not disclose any such Confidential Information to any third parties without the prior written consent of the owner of such Confidential Information. 12. Materials Provided by Client. Client hereby represents and warrants to A&O PR that any materials that Client provides to A&O PR does not and shall not infringe any third party copyright, trademark, trade secret, or other intellectual property right. Client shall defend, indemnify, and hold A&O PR harmless from all liabilities, damages, losses, and expenses (including without limitation attorney’s fees and court costs) owed to any third party arising from claims against A&O PR as a result of Client’s breach of the foregoing representation and warranty. The rights and remedies granted to A&O PR hereunder are cumulative and in addition to all other rights A&O PR has under applicable law. 13. Mediation-Arbitration. 2124 NE 57th Ave, Portland, OR 97213 If a dispute shall arise under the terms of this Agreement, the parties agree to work in good faith to resolve the dispute. If they are unable to do so within a thirty-day period, either party may submit the dispute to mediation 14. Miscellaneous. This Agreement shall be constructed under the laws of the State of Oregon. Any amendments, modifications or changes to this Agreement will require the prior written consent of both parties. This Agreement may be executed in facsimile copies or other counterparts, each of which when signed by both parties shall be deemed to be an original. 15. Entire Agreement. This Agreement hereby constitutes the entire agreement between A&O PR and Client. By: __________________________________________________________ Date: November 16, 2021 Lainya Magaña/Principal/A&O PR By: ____________________________________________________________ Date: _____________________ Hygienic Dress League/Client 11/20/21